Exhibit 1.1

Execution Version

Rose Rock Midstream, L.P.

7,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

December 8, 2011

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich St., 34th Floor

New York, New York 10013

Ladies and Gentlemen:

Rose Rock Midstream, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell an aggregate of 7,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 1,050,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed by all parties hereto that the Partnership was recently formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets, as described more particularly in the Pricing Disclosure Package, the Prospectus, and the Contribution Agreement (as such terms are hereinafter defined). It is further understood and agreed to by all parties hereto that prior to the date hereof the following transactions (the “Prior Transactions”) occurred:

(a) SemGroup Corporation, a Delaware corporation (“SemGroup”), formed Rose Rock Midstream Holdings, LLC, a Delaware limited liability company (“Rose Rock Holdings”), and contributed $2,000 in exchange for all the membership interests in Rose Rock Holdings;

(b) Rose Rock Holdings formed Rose Rock Midstream Corporation, a Delaware corporation (“Rose Rock Midstream Corporation”), and contributed $20 in exchange for all the capital stock of Rose Rock Midstream Corporation;

(c) Rose Rock Holdings formed Rose Rock Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and contributed $1,000 in exchange for all the membership interests in the General Partner;

(d) The General Partner, Rose Rock Midstream Corporation and Rose Rock Holdings formed the Partnership and contributed $20, $10 and $970, respectively, in exchange for a 2.0% general partner interest (the “GP Interest”), a 1.0% limited partner interest and a 97.0% limited partner interest in the Partnership, respectively;

(e) The Partnership formed Rose Rock Midstream Operating, LLC, a Delaware limited liability company (“Rose Rock Operating”), and contributed $1,000 in exchange for all of the membership interests in Rose Rock Operating;

(f) SemGroup, Rose Rock Holdings, the General Partner, Rose Rock Midstream Corporation, the Partnership, Rose Rock Operating, SemOperating G.P., L.L.C., a Delaware limited liability company (“SemOperating”), Rose Rock Midstream Energy GP, LLC, a Delaware limited liability company (“Rose Rock Midstream Energy GP”), SemCrude, L.P., a Delaware limited partnership (“SemCrude”), and SemGreen, L.P., a Delaware limited partnership (“SemGreen”), entered into a Contribution, Conveyance and Assumption Agreement, dated November 29, 2011 (the “Contribution Agreement”), pursuant to which, among other things, certain assets and liabilities were distributed out of SemCrude and SemGroup assigned and conveyed all of the equity interests in Rose Rock Midstream Energy GP and SemCrude to the Partnership; and

(g) The Partnership entered into a Credit Agreement, dated November 11, 2011 (the “Partnership Credit Agreement”), by and among the Partnership, as Borrower, The Royal Bank of Scotland PLC, as Administrative Agent and Collateral Agent, RBS Securities Inc., Barclays Capital, Citigroup Global Markets Inc., Deutsche Bank AG New York Branch and The Bank of Nova Scotia, as Joint Lead Arrangers and Joint Bookrunners, Cadence Bank, N.A. and UBS Loan Finance LLC, as Co-Agents, and the lenders party thereto.

(h) The Partnership amended and restated its agreement of limited partnership.

It is further understood and agreed to by all parties hereto that the following additional transactions (the “Closing Transactions”) will occur on or before the Initial Delivery Date (as defined in Section 4):

(a) The Partnership will further amend and restate its agreement of limited partnership (such Second Amended and Restated Agreement of Limited Partnership of the Partnership, the “Amended and Restated Partnership Agreement”);

(b) The Partnership will undergo a recapitalization pursuant to which (i) the General Partner will exchange the GP Interest for 342,437 notional general partner units representing a 2.0% general partner interest in the Partnership (the “General Partner Units”) and the Incentive Distribution Rights (as such term is defined in the Partnership Agreement), (ii) Rose Rock Holdings will exchange its 97.0% limited partner interest for (A) 168,491 Common Units, (B) 8,398,709 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) and (C) the right to receive, upon the earlier to occur of the expiration of the option granted in Section 2 or the exercise in full of the option granted in Section 2, (1) a number of additional Common Units that is equal to the excess, if any, of (x) 1,050,000 over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise of the option granted in Section 2 and (2) a cash distribution in an amount equal to the net proceeds of the sale of Option Units purchased by and issued to the Underwriters pursuant to any exercise of the option granted in Section 2, and (iii) Rose Rock Midstream Corporation will exchange its 1.0% limited partner interest for 171,218 Common Units. The Subordinated Units and the Common Units described in clause (ii) and (iii) of this paragraph are referred to collectively herein as the “Sponsor Units”;

(c) The General Partner will amend and restate its limited liability company agreement (such amended and restated agreement, the “Amended and Restated GP LLC Agreement”);

(d) The Partnership will close and incur borrowings under the Partnership Credit Agreement in connection with arrangement fees and other fees related to the execution of the Partnership Credit Agreement;

(e) SemGroup, the General Partner and the Partnership will enter into an omnibus agreement (the “Omnibus Agreement”) to address, among other things, the use of the name “Rose Rock” and related marks and certain indemnification obligations;

(f) The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated; and

(g) The Partnership will use the proceeds of the Offering, after deducting underwriting discounts and commissions, structuring fees and offering expenses, to make a cash distribution to SemGroup, as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

The Prior Transactions and the Closing Transactions are referred to collectively herein as the “Transactions.” The Contribution Agreement (together with any related bills of sale, conveyances and similar transfer documents in connection with the Transactions, the “Contribution Documents”), the Omnibus Agreement and the Partnership Credit Agreement, together with any ancillary documents executed or entered into in connection with the foregoing, are referred to collectively herein as the “Transaction Agreements.” The Amended and Restated Partnership Agreement, the Amended and Restated GP LLC Agreement, the Limited Liability Company Agreement, dated August 8, 2011, of Rose Rock Operating (the “Operating LLC

Agreement”), the Limited Liability Company Agreement, dated November 4, 2011, of Rose Rock Midstream Energy GP (the “RRME GP LLC Agreement”), and the Agreement of Limited Partnership of SemCrude, as amended (the “SemCrude LP Agreement”), are referred to collectively herein as the “Organizational Agreements.” The Transaction Agreements and the Organizational Agreements are referred to collectively herein as the “Operative Agreements.”

The General Partner, the Partnership and SemGroup are referred to collectively herein as the “Partnership Parties.” The General Partner, the Partnership, Rose Rock Operating, Rose Rock Midstream Energy GP and SemCrude are referred to collectively herein as the “Partnership Entities.” The Partnership Entities, Rose Rock Midstream Corporation, Rose Rock Holdings, SemGroup, SemOperating and SemGreen are referred to collectively herein as the “SemGroup Entities.” Rose Rock Operating, Rose Rock Midstream Energy GP and SemCrude are referred to collectively herein as the “Operating Subsidiaries.”

1. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties represent, warrant and agree that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-176260) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 4:45 p.m. (New York City time) on December 8, 2011;

(ii) “Effective Date” means the date and time as of which any part of such registration statement or any post-effective amendment thereto was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

(b) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c) Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission and on the applicable Delivery Date to the applicable requirements of the Securities Act and the Rules and Regulations.

(e) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus listed in Schedule III hereto, when considered together with the Pricing Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Issuer Free Writing Prospectus listed in Schedule III hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(i) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the Rules and Regulations.

(j) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(k) Formation and Qualification of the SemGroup Entities. Each of the SemGroup Entities has been duly formed or incorporated, is validly existing and in good standing as a limited partnership, limited liability company or corporation under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership, limited liability company or corporation in each jurisdiction (as set forth on Schedule V) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate (i) reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, business, prospects or net worth of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the SemGroup Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the SemGroup Entities has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to enter into and perform its obligations under the Operative Agreements to which it is a party and to own or lease its properties and to conduct the businesses in which it is engaged in all material respects.

(l) General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the most recent Preliminary Prospectus.

(m) Ownership of Rose Rock Holdings. SemGroup owns a 100% membership interest in Rose Rock Holdings; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rose Rock Holdings (the “Rose Rock Holdings LLC Agreement”) and is fully paid (to the extent required under the Rose Rock Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for Liens arising under or in connection with that certain Credit Agreement, dated as of June 17, 2011, among SemGroup, as Borrower, the lenders party thereto from time to time, and the Royal Bank of Scotland PLC, as administrative agent and collateral agent, as amended to date (the “SemGroup Credit Agreement”) or as described in the Registration Statement and the most recent Preliminary Prospectus.

(n) Ownership of the General Partner. Rose Rock Holdings owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for Liens arising under or in connection with the SemGroup Credit Agreement or as described in the Registration Statement and the most recent Preliminary Prospectus.

(o) Ownership of Rose Rock Midstream Corporation. Rose Rock Holdings owns 100% of the outstanding capital stock of Rose Rock Midstream Corporation; such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable; and such shares of capital stock are owned free and clear of all Liens, except for Liens arising under or in connection with the SemGroup Credit Agreement or as described in the Registration Statement and the most recent Preliminary Prospectus.

(p) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens, except for Liens arising under or in connection with the SemGroup Credit Agreement or as described in the Registration Statement and the most recent Preliminary Prospectus.

(q) Ownership of the Incentive Distribution Rights. At each applicable Delivery Date, after giving effect to the Closing Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens, except for Liens arising under or in connection with the SemGroup Credit Agreement or as described in the Registration Statement and the most recent Preliminary Prospectus.

(r) Ownership of the Sponsor Units. At each applicable Delivery Date, after giving effect to the Closing Transactions, Rose Rock Midstream Corporation and Rose Rock Holdings will own all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Rose Rock Midstream Corporation and Rose Rock Holdings will own such Sponsor Units free and clear of all Liens, except for Liens arising under or in connection with the SemGroup Credit Agreement or as described in the Registration Statement and the most recent Preliminary Prospectus.

(s) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Option Unit Delivery Date, as applicable.

(t) Ownership of Rose Rock Operating. The Partnership owns a 100% membership interest in Rose Rock Operating; such membership interest has been duly authorized and validly issued in accordance with the Operating LLC Agreement and is fully paid (to the extent required by the Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the most recent Preliminary Prospectus.

(u) Ownership of Rose Rock Midstream Energy GP. Rose Rock Operating owns a 100% membership interest in Rose Rock Midstream Energy GP; such membership interest has been duly authorized and validly issued in accordance with the RRME GP LLC Agreement and is fully paid (to the extent required by the RRME GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Rose Rock Operating owns such membership interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the most recent Preliminary Prospectus.

(v) Ownership of SemCrude. Rose Rock Midstream Energy GP owns a 0.5% general partner interest in SemCrude; such general partner interest has been duly authorized and validly issued in accordance with the SemCrude LP Agreement; and Rose Rock Midstream Energy GP owns such general partner interest free and clear of all

Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the most recent Preliminary Prospectus. Rose Rock Operating owns a 99.5% limited partner interest in SemCrude; such limited partner interest has been duly authorized and validly issued in accordance with the SemCrude LP Agreement and is fully paid (to the extent required by the SemCrude LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Rose Rock Operating owns such limited partner interest free and clear of all Liens, except for Liens arising under or in connection with the Partnership Credit Agreement or as described in the Registration Statement and the most recent Preliminary Prospectus.

(w) No Other Subsidiaries. Other than the Partnership and the Operating Subsidiaries, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Operating Subsidiaries, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(x) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Prospectus.

(y) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership, formation or incorporation, bylaws or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(z) Authority and Authorization. Each of the Partnership Parties has all requisite limited partnership, limited liability company or corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus and (ii) the Sponsor Units and the Incentive

Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement. At each Delivery Date, all limited partnership, limited liability company or corporate action, as the case may be, required to be taken by any of the SemGroup Entities or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements and the consummation of the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(aa) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(bb) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) each of the Transaction Agreements will have been duly authorized, executed and delivered by the SemGroup Entities party thereto and will be a valid and legally binding agreement of such SemGroup Entities, enforceable against such SemGroup Entities in accordance with its terms;

(ii) the Amended and Restated Partnership Agreement will have been duly authorized, executed and delivered by the General Partner, Rose Rock Midstream Corporation and Rose Rock Holdings and will be a valid and legally binding agreement of the General Partner, Rose Rock Midstream Corporation and Rose Rock Holdings, enforceable against the General Partner, Rose Rock Midstream Corporation and Rose Rock Holdings in accordance with its terms;

(iii) the Amended and Restated GP LLC Agreement will have been duly authorized, executed and delivered by Rose Rock Holdings and will be a valid and legally binding agreement of Rose Rock Holdings, enforceable against Rose Rock Holdings in accordance with its terms;

(iv) the Operating LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(v) the RRME GP LLC Agreement will have been duly authorized, executed and delivered by Rose Rock Operating and will be a valid and legally binding agreement of Rose Rock Operating, enforceable against Rose Rock Operating in accordance with its terms; and

(vi) the SemCrude LP Agreement will have been duly authorized, executed and delivered, and will be a valid and legally binding agreement of Rose Rock Midstream Energy GP and Rose Rock Operating, enforceable against Rose Rock Midstream Energy GP and Rose Rock Operating in accordance with its terms.

provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(cc) Legal Sufficiency of Contribution Agreement. The Contribution Documents are legally sufficient to transfer or convey, directly or indirectly, all of the equity interests in Rose Rock Midstream Energy GP and SemCrude to the Partnership, as described in the Registration Statement and the most recent Preliminary Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and described in the Registration Statement and the most recent Preliminary Prospectus. The Partnership Entities have directly or indirectly succeeded in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership.

(dd) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the SemGroup Entities party hereto or thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other governing document (the “Organizational Documents”) of any of the SemGroup Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the SemGroup Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the SemGroup Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Partnership Credit Agreement or the SemGroup Credit Agreement) upon any property or assets of any of the SemGroup Entities, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the SemGroup Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

(ee) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the SemGroup Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the SemGroup Entities party hereto and thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the SemGroup Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(ff) No Defaults. None of the SemGroup Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the SemGroup Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

(gg) Financial Statements. The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included in the most recent Preliminary Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” in the Registration Statement and the most recent Preliminary Prospectus and the selected historical financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” included in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures, if any, contained in the Registration Statement and the most recent Preliminary Prospectus has been derived from the accounting records of the SemGroup Entities, and fairly presents in all material respects the information purported to be shown thereby.

(hh) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(ii) Independent Registered Public Accounting Firm. BDO USA, LLP, who has certified certain financial statements of the Partnership and the Predecessor and its consolidated subsidiaries, whose report appears in the Registration Statement and the most recent Preliminary Prospectus, is an independent registered public accounting firm with respect to the Predecessor as required by the Securities Act and the Public Company Accounting Oversight Board.

(jj) Internal Controls. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited BDO USA, LLP, the Partnership Parties were not aware of any material weaknesses in the internal controls of any Partnership Entity.

(kk) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Entities have established and maintain disclosure controls and procedures ( as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ll) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by BDO USA, LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership Entities or (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the Partnership Entities’ internal control over financial reporting and (ii) there have been no changes in the Partnership Entities’ internal control over financial reporting that have materially affected or are reasonably likely to material affect the Partnership Entities’ internal controls over financial reporting.

(mm) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(nn) No Material Changes. Except as described in the Registration Statement and the Pricing Disclosure Package, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities other than pursuant to the Contribution Agreement, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) Title to Properties. Each of the Partnership Entities, directly or indirectly, has good and indefeasible title to all real property and good title to all personal property described in the Registration Statement and the most recent Preliminary Prospectus as being owned by it, in each case free and clear of all Liens except as described in the Registration Statement and the most recent Preliminary Prospectus and except for any Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All real property and buildings held under lease by each of the Partnership Entities, directly or indirectly, are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such properties taken as a whole as described in the Registration Statement and the most recent Preliminary Prospectus.

(pp) Rights of Way. Each of the Partnership Entities, directly or indirectly, has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(qq) Permits. Except as described in the Registration Statement and the most recent Preliminary Prospectus, each of the Partnership Entities, directly or indirectly, has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, except for any failures to have a Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(rr) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ss) Legal Proceedings. Except as described in the Registration Statement and the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which any of the SemGroup Entities is a party or of which any property or assets of any of the SemGroup Entities is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the SemGroup Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements; and to the Partnership Parties’ knowledge, no such proceedings are threatened by governmental authorities or others.

(tt) Contracts to be Described or Filed. There are no contracts or other documents required by the Securities Act to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(uu) Summaries of Law. Statements made in the most recent Preliminary Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings in all material respects.

(vv) Insurance. The Partnership Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as is reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. All policies of insurance of any of the Partnership Entities are in full force and effect; and each of the Partnership Entities is in compliance with the terms of such policies in all material respects.

(ww) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the most recent Preliminary Prospectus that is not so disclosed. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(xx) No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(yy) Environmental Compliance. (i) Each of the Partnership Entities is, and at all times prior hereto has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for any such instances of non-compliance with Environmental Laws, failures to receive required permits, licenses or other approvals or liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.

(zz) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and have timely paid all taxes required to be paid by them and any other assessments, fines or penalties levied against any of them, to the extent any of the foregoing are due and payable, except for (i) those failures to file or pay that would not reasonably be expected to have a Material Adverse Effect or (ii) any such tax payment, assessment, penalty or fine that is currently being contested in good faith by appropriate proceedings.

(aaa) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that will, individually or in the aggregate, have a Material Adverse Effect and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) that will, individually or in the aggregate, have a Material Adverse Effect; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the knowledge of the Partnership or any member of its Controlled Group, whether by action or by failure to act, which would cause the loss of such qualification, except for any such actions or failures to act that would not, individually or in the aggregate, have a Material Adverse Effect.

(bbb) Statistical and Market-Related Data. The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(ccc) Investment Company. None of the Partnership Entities is, and as of each applicable Delivery Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(ddd) No Brokers. Except as described in the Registration Statement and the most recent Preliminary Prospectus, none of the SemGroup Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(eee) Private Placement. The sale and issuance of the Sponsor Units to Rose Rock Holdings and Rose Rock Midstream Corporation and the Incentive Distribution Rights and the General Partner Units to the General Partner are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the SemGroup Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(fff) Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ggg) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(hhh) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(f), any press release or other announcement permitted by Rule 134 or Rule 135 under the Securities Act and, in connection with the Directed Unit Program (as defined in Section 3), the enrollment materials prepared by Citigroup Global Markets Inc. on behalf of the Partnership.

(iii) Anti-Corruption. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jjj) Money Laundering. The operations of the SemGroup Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money

Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of any of the SemGroup Entities, threatened.

(kkk) OFAC. None of the SemGroup Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent or employee of the Partnership Entities (in their capacity as a director, officer, agent or employee) is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(lll) Distribution Restrictions. None of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except (i) pursuant to the Partnership Credit Agreement and (ii) for such prohibitions mandated by the laws of each such subsidiary’s state of formation and the Subsidiary Organizational Agreements.

(mmm) Directed Units. The most recent Preliminary Prospectus and each Issuer Free Writing Prospectus (together with any “wrapper” associated therewith) comply, and the Prospectus (together with any amendments or supplements thereto and any “wrapper” associated therewith) will comply, with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, the Prospectus or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Units are offered or sold outside the United States. The Partnership has not offered, or caused Citigroup Global Markets Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership, its business or its products.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 7,000,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 1,050,000 additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on the applicable Option Units Delivery Date (as defined in Section 4) as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units shall be $18.70 per Unit. The purchase price payable by the Underwriters for any Option Units purchased by the Underwriters shall be $18.70 per Unit less an amount equal to any distributions declared by the Partnership and payable on each Firm Unit but not on such Option Units being purchased.

The Partnership is not obligated to deliver any of the Firm Units or Option Units, as applicable, to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that approximately 350,000 of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to persons who are directors, officers or employees of the General Partner or its affiliates, or who are otherwise associated with the Partnership, and who have heretofore delivered to Citigroup Global Markets Inc. offers or indications of interest to purchase Firm Units in form satisfactory to Citigroup Global Markets Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Citigroup Global Markets Inc. from the Partnership; provided that under no circumstances will Citigroup Global Markets Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units that are not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 7:30 A.M., New York City time, on the first business day following the date hereof or that are otherwise not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement at the offices of Andrews Kurth LLP, 600 Travis St., Suite 4200, Houston, Texas 77002, or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time any Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, at the offices of Andrews Kurth LLP, 600 Travis St., Suite 4200, Houston, Texas 77002, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On the Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements. The Partnership Parties jointly and severally covenant and agree with each of the Underwriters:

(a) Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.

(b) Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c) Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if at any time after the date hereof, a prospectus is required by the Securities Act to be delivered in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(d) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(e) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(f) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(g) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus to comply with the Securities Act, to notify the Representatives and to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(h) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(i) Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j) Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (i) the Units and (ii) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(j) for the remaining term of the Lock-Up Period), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exercisable or exchangeable for Common Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of each of Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters; provided, however, that the foregoing restrictions shall not apply to any pledge, or bona fide foreclosure by the lenders, under the SemGroup Credit Agreement. In addition, the Partnership Parties shall cause each officer or director of the General Partner and unitholder of the Partnership set forth on Schedule IV hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless each of Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, agree in writing not to require such extension.

(k) Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(l) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(m) Rule 462(b). If the Partnership elects to rely upon Rule 462(b) under the Securities Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(n) Directed Unit Program Lock-Up. In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units by the Partnership are restricted pursuant to Section 5(j); provided, however, that the lock-up period for Directed Unit Participants (other than those identified on Schedule IV hereto, which shall be subject to the lock-up period described in Exhibit A hereto) shall be 25 days, and Citigroup Global Markets Inc. will notify the Company as to which Directed Unit Participants will need to be so restricted. At the request of Citigroup Global Markets Inc., the Partnership will direct the transfer agent to place stop transfer restrictions upon the Directed Units of each participant in the Directed Unit Program for such period of time as is set forth in the Lock-Up Agreement or similar agreement entered into by such participant.

(o) Directed Unit Program Compliance. To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(p) Stabilization. To not take, directly or indirectly, any action that constitutes, or that is designed to or reasonably would be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by any Partnership Party with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any filing fees in connection with any filings required to be made with FINRA (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the New York Stock Exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(i) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership and the cost of any aircraft chartered in connection with the road show, and (j) the offer and sale of Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program and material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Partnership Parties or any Underwriter, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) not misleading.

(c) Authorization and Validity. All limited partnership, limited liability company and corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Operative Agreements, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the Transactions (and any other transactions contemplated by this Agreement or the Operative Agreements) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) SemGroup Entities’ Counsel Opinion. Andrews Kurth LLP shall have furnished to the Representatives its written opinion, as counsel to the SemGroup Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e) General Counsel Opinion. Candice L. Cheeseman shall have furnished to the Representatives her written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(f) Arizona Counsel Opinion. Gallagher & Kennedy, P.A. shall have furnished to the Representatives its written opinion, as Arizona counsel to the SemGroup Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

(g) Oklahoma Counsel Opinion. Conner & Winters LLP shall have furnished to the Representatives its written opinion, as Oklahoma counsel to the SemGroup Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit E.

(h) Delaware Counsel Opinion. Richards, Layton and Finger, P.A. shall have furnished to the Representatives its written opinion, as Delaware counsel to the SemGroup Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit F.

(i) Credit Facility Counsel Opinion. Gibson, Dunn & Crutcher LLP shall have furnished to the Representatives its written opinion, as credit facility counsel to the SemGroup Entities, addressed to the Underwriters (or addressed to the agent and lenders under the Partnership Credit Agreement with a reliance letter in favor of the Underwriters) and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit G.

(j) Underwriters’ Counsel Opinion. The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k) Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from BDO USA, LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(l) Bring-Down Comfort Letter. With respect to the letter of BDO USA, LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(m) Officers’ Certificate. The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner stating that:

(i) The representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(n) No Material Change. Except as described in the Registration Statement and the Pricing Disclosure Package, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since such date there shall not have been any change in the Common Units or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o) No Downgrading. Subsequent to the execution and delivery of this Agreement, to the extent applicable, (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.

(p) No Other Changes. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The New York Stock Exchange shall have been suspended or materially limited, the settlement and clearance of such trading generally shall have been materially disrupted, or minimum prices shall have been established, (ii) trading in the Common Units shall have been suspended by the Commission or the NYSE, (iii) a general moratorium on commercial banking activities shall have been declared by federal or Oklahoma or New York state authorities, or (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(q) NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(r) Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner set forth on Schedule IV, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(s) Other Certificates. On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of such Underwriter who has, or who is alleged to have, participated in the distribution of the Units (such affiliate being referred to herein as a “Participating Affiliate”) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which such Underwriter or any such director, officer, employee, agent, controlling person or Participating Affiliate may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus

or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Non-Prospectus Road Show”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee, agent, controlling person or Participating Affiliate promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, director, officer, employee, agent, controlling person or Participating Affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee, agent, controlling person or Participating Affiliate of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, its directors, officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses), and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event described in clauses (i)-(iv) the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding). No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(f) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Securities Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of the Common Units by the Underwriters set forth on the cover page, the statements in the first sentence of the second paragraph following the table under the caption “Underwriting—Commissions and Expenses,” the paragraph relating to stabilization by the Underwriters under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids” and the statements under the caption “Underwriting—Discretionary Sales” in the most recent Preliminary Prospectus and the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

(f) The Partnership Parties agree to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person who controls Citigroup Global Markets Inc. within the meaning of either the Securities Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Unit Program and attached to the Prospectus, any Preliminary

Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, in the light of the circumstances under which the statement was made, not misleading; (ii) are caused by the failure of any participant to pay for and accept delivery of the Directed Units which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) relate to or arise out of or in connection with the Directed Unit Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(n) and 7(p) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement (other than Section 7(p)(i), (iii) or (iv), the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any Underwriter on account of those expenses.

12. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Partnership Parties acknowledge and agree that in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. The Partnership Parties hereby waive any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (ii) Citigroup Global Markets Inc., 388/390 Greenwich Street, New York, NY 10013, Attention: General Counsel (Fax: 212-816-7912), and (iii) Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets Syndicate Desk, Fax: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, Fax: (212) 797-4561; and

(b) if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Candice L. Cheeseman (Fax: 918-524-8687).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors, officers and employees of each Partnership Party and any person controlling a Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ROSE ROCK MIDSTREAM, L.P.

By:	Rose Rock Midstream GP, LLC,
its General Partner

	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

ROSE ROCK MIDSTREAM GP, LLC

By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

SEMGROUP CORPORATION

By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

Signature Page to Underwriting Agreement

Accepted:

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Andrew Horn
	Name:	Andrew Horn
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Brad Miller
	Name:	Brad Miller
	Title:	Managing Director

By:	/s/ Frank Windels
	Name:	Frank Windels
	Title:	Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.	1,799,000
Citigroup Global Markets Inc.	1,799,000
Deutsche Bank Securities Inc.	889,000
UBS Securities LLC	707,000
Robert W. Baird & Co. Incorporated	353,500
BNP Paribas Securities Corp.	73,500
BOSC, Inc.	94,500
Credit Agricole Securities (USA) Inc.	38,500
Natixis Securities Americas LLC	329,000
RBS Securities Inc.	458,500
Scotia Capital (USA) Inc.	458,500

Total	7,000,000

Schedule I

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

Number of Units:	7,000,000 Firm Units or, if the Underwriters exercise in full their option to purchase additional Units granted in Section 2 hereof, 8,050,000 Units
Public offering price for the Units:	$20.00 per unit

Schedule II

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

Electronic roadshow as made available on http://www.netroadshow.com.

Schedule III

SCHEDULE IV

PERSONS DELIVERING LOCK-UP AGREEMENTS

Norman J. Szydlowski

Peter L. Schwiering

Robert N. Fitzgerald

Timothy O’Sullivan

Mark Monroe

Rodney L. Gray

Candice L. Cheeseman

Paul Largess

Rose Rock Midstream Holdings, LLC

Rose Rock Midstream Corporation

Schedule IV

SCHEDULE V

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Rose Rock Midstream, L.P.

Colorado, Kansas, Montana, North Dakota, Oklahoma

Rose Rock Midstream GP, LLC

Oklahoma

SemGroup Corporation

Arizona, Arkansas, Florida, Indiana, Maine, Massachusetts, Missouri, Nebraska, North Carolina, Oklahoma, Oregon

Rose Rock Midstream Holdings, LLC

None

Rose Rock Midstream Corporation

None

Rose Rock Midstream Operating, LLC

None

Rose Rock Midstream Energy GP, LLC

None

SemCrude, L.P.

Colorado, Kansas, Montana, North Dakota, Oklahoma, Texas

SemGreen, L.P.

None

Schedule V

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several

  Underwriters named in Schedule I

c/o Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Citigroup Global Markets Inc.

388 Greenwich St., 34th Floor

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (“Common Units”) of Rose Rock Midstream, L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of each of Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A-1

The foregoing restrictions shall not apply to (i) any pledge, or bona fide foreclosure by the lenders, under the SemGroup Credit Agreement or (ii) bona fide gifts, sales or other dispositions of Common Units that are made exclusively between and among the undersigned and members of the undersigned’s family, or a trust the beneficiaries of which are the undersigned and/or members of the undersigned’s family; provided that, in the case of a transfer pursuant to clause (ii) above, it shall be a condition to any such transfer that the transferee/donee agrees to be bound by the terms of this Lock-Up Letter to the same extent it would be bound if the transferee/donee were a party hereto and that no public announcement or filing under the Securities Act or the Exchange Act shall be required of or voluntarily made by or on behalf of the Company or the undersigned in connection therewith.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives agree in writing not to require such extension. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: _______________

Exhibit A-3

EXHIBIT B

FORM OF OPINION OF ANDREWS KURTH LLP

1. Each of Rose Rock Holdings, Rose Rock Midstream Corporation, the General Partner, the Partnership, Rose Rock Operating and Rose Rock Midstream Energy GP has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, and is in good standing under the laws of the State of Delaware. Each of SemGroup, SemCrude, SemGreen and SemOperating is validly existing as a corporation or limited partnership, as the case may be, and is in good standing under the laws of the State of Delaware.

2. Each of the SemGroup Entities is duly registered or qualified to conduct business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction set forth opposite its name on Annex I attached hereto.

3. Each of the SemGroup Entities has the power and authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Underwriting Agreement and each of the Operative Agreements (other than the Partnership Credit Agreement) to which it is a party and (ii) carry on its business and own or lease its properties as described in the Registration Statement and the Prospectus. The General Partner has the power and authority under the laws of the State of Delaware to serve as general partner of the Partnership in all material respects.

4. SemGroup is the sole member of Rose Rock Holdings, with a 100% membership interest in Rose Rock Holdings; such membership interest has been duly authorized and validly issued in accordance with the Rose Rock Holdings LLC Agreement and is fully paid (to the extent required by the Rose Rock Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and SemGroup owns such membership interest free and clear of all Liens (other than Liens arising under or in connection with the SemGroup Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SemGroup as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2011 or (B) otherwise known to us, without independent investigation.

5. Rose Rock Holdings is the sole stockholder of Rose Rock Midstream Corporation, with 100% of the shares of capital stock of Rose Rock Midstream Corporation; such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable; and Rose Rock Holdings owns such shares of capital stock free and clear of all Liens (other than Liens arising under or in connection with the SemGroup Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rose Rock Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2011 or (B) otherwise known to us, without independent investigation.

Exhibit B-1

6. Rose Rock Holdings is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the Amended and Restated GP LLC Agreement and is fully paid (to the extent required by the Amended and Restated GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Rose Rock Holdings owns such membership interest free and clear of all Liens (other than Liens arising under or in connection with the SemGroup Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rose Rock Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2011 or (B) otherwise known to us, without independent investigation.

7. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (other than Liens arising under or in connection with the SemGroup Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2011 or (B) otherwise known to us, without independent investigation. The General Partner owns all of the Incentive Distribution Rights (as defined in the Amended and Restated Partnership Agreement).

8. As of the date hereof, immediately after the issuance and sale of the [Firm] Units to the Underwriters in accordance with the Underwriting Agreement, the issued and outstanding limited partner interests in the Partnership consist of (i) [•] common units and [•] subordinated units issued to Rose Rock Holdings and [•] common units [and [•] subordinated units] issued to Rose Rock Midstream Corporation (collectively, the “Sponsor Units”), (ii) [•] common units constituting the [Firm] Units and the Incentive Distribution Rights. The Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required by the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and otherwise by matters described in the Registration Statement and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them” and “The Partnership Agreement—Limited Liability”). The Sponsor Units owned by Rose Rock Holdings and Rose Rock Midstream Corporation and the Incentive Distribution Rights owned by the General Partner are owned free and clear of all Liens (other than Liens arising under or in connection with the SemGroup Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2011 or (B) otherwise known to us, without independent investigation.

Exhibit B-2

9. The [Firm] Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Amended and Restated Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required by the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and otherwise by matters described in the Registration Statement and the Prospectus under the captions “Risk Factors—Risks Inherent in an Investment in Us—Your liability may not be limited if a court finds that unitholder action constitutes control of our business,” “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them” and “The Partnership Agreement—Limited Liability”).

10. Each of (i) the issuance and sale of the Units and (ii) the issuance of the Sponsor Units and the Incentive Distribution Rights to Rose Rock Midstream Corporation, Rose Rock Holdings and the General Partner have been duly authorized by all necessary limited partnership action of the General Partner and the Partnership.

11. The Partnership is the sole member of Rose Rock Operating, with a 100% membership interest in Rose Rock Operating; such membership interest has been duly authorized and validly issued in accordance with the Operating LLC Agreement and is fully paid (to the extent required by the Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens (other than Liens arising under or in connection with the Partnership Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2011 or (B) otherwise known to us, without independent investigation.

12. Rose Rock Operating is the sole member of Rose Rock Midstream Energy GP, with a 100% membership interest in Rose Rock Midstream Energy GP; such membership interest has been duly authorized and validly issued in accordance with the RRME GP LLC Agreement and is fully paid (to the extent required by the RRME GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Rose Rock Operating owns such membership interest free and clear of all Liens (other than Liens arising under or in connection with the Partnership Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2011 or (B) otherwise known to us, without independent investigation

13. Rose Rock Midstream Energy GP is the sole general partner of SemCrude, with a 0.5% general partner interest in SemCrude; such general partner interest has been duly authorized and validly issued in accordance with the SemCrude LP Agreement; and Rose Rock Midstream Energy GP owns such general partner interest free and clear of all Liens (other than Liens arising under or in connection with the Partnership Credit Agreement) (A) in respect of

Exhibit B-3

which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rose Rock Midstream Energy GP as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2011 or (B) otherwise known to us, without independent investigation. Rose Rock Operating is the sole limited partner of SemCrude, with a 99.5% limited partner interest in SemCrude; such limited partner interest has been duly authorized and validly issued in accordance with the SemCrude LP Agreement and is fully paid (to the extent required by the SemCrude LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Rose Rock Operating owns such limited partner interest free and clear of all Liens (other than Liens arising under or in connection with the Partnership Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rose Rock Operating as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2011 or (B) otherwise known to us, without independent investigation.

14. Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, (i) there are no options, warrants or other rights to purchase, or any restrictions upon the voting or transfer of, agreements or other obligations to issue or rights to convert any securities into or exchange any securities for any equity interest of any Partnership Entity under any Organizational Document of such Partnership Entity or any Applicable Agreement,1 (ii) there are no preemptive rights or other similar rights to subscribe for or purchase any equity interest of any Partnership Entity under any Organizational Document of such Partnership Entity or any Applicable Agreement and (iii) no Person has the right, which has not been waived, under any Organizational Document or any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Partnership, by reason of the filing or effectiveness of the Registration Statement.

15. The Underwriting Agreement has been duly authorized, executed and delivered by each of SemGroup, the General Partner and the Partnership. The Operative Agreements (other than the Partnership Credit Agreement) have been duly authorized, executed and delivered by the SemGroup Entities party thereto.

16. None of (i) the execution and delivery of the Underwriting Agreement by each of SemGroup, the General Partner and the Partnership, (ii) the consummation by the Partnership of the issuance and sale of the [Firm] Units pursuant to the Underwriting Agreement or (iii) the execution or delivery by each of the SemGroup Entities of, or the incurrence or performance by each of the SemGroup Entities of its obligations under, the Operative Agreements to which it is a party, each in accordance with its terms, (A) constituted, constitutes or will constitute a violation of the Organizational Documents of any of the SemGroup Entities,

[1]	“Applicable Agreements” to include (a) all agreements filed as exhibits to the Registration Statement, (b) any material agreement or document identified by the Partnership in which a Partnership Entity is a party or by which any of them or any of their respective parties is bound and (c) the following SemGroup documents/agreements: (i) Fourth Amended Joint Plan of Affiliated Debtors filed with the U.S. Bankruptcy Court on October 27, 2009; (ii) Warrant Agreement, dated November 30, 2009; (iii) Credit Agreement, dated June 17, 2011, as amended; (iv) SemStream Contribution Agreement, dated August 31, 2011; (v) Rights Agreement, dated October 28, 2011

Exhibit B-4

(B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any SemGroup Entity pursuant to any Applicable Agreement (other than Liens arising under or in connection with the SemGroup Credit Agreement or the Partnership Credit Agreement), (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America or (iii) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware LP Act or the Delaware LLC Act.

17. No Governmental Approval or Filing which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, (i) the execution and delivery of the Underwriting Agreement by SemGroup, the General Partner or the Partnership, (ii) the consummation by the Partnership of the issuance and sale of the [Firm] Units pursuant to the Underwriting Agreement or (iii) the execution and delivery of the Operative Agreements by each of the SemGroup Entities party thereto, or the incurrence or performance of its obligations thereunder. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) the DGCL, (iii) the Delaware LP Act, (iv) the Delaware LLC Act or (v) applicable laws of the United States of America.

18. The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Revolving Credit Facility,” “Business—Regulation,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Rose Rock Midstream, L.P. by Employee Benefit Plans,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

19. The Units, the Sponsor Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

20. Our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

21. None of the Partnership Entities is, and immediately after giving effect to the issuance and sale of the [Firm] Units occurring today and the application of the proceeds therefrom as described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds” none of them will be, an “investment company” within the meaning of such term as used in the Investment Company Act of 1940, as amended.

Exhibit B-5

In addition, we have participated in conferences with officers and other representatives of the SemGroup Entities, the independent registered public accounting firm for the Partnership, your counsel and your representatives at which the contents of the Registration Statement, the Preliminary Prospectus (which together with the information included on Schedule II of the Underwriting Agreement is referred to herein as the “Disclosure Package”) and the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 18 and 19 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the SemGroup Entities), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed, or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of 4:45 p.m on December 8, 2011 (which you have informed us is a time prior to the time of the first sale of the Units by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

Furthermore, we advise you that a notice filed by the SEC on its Electronic Data Gathering, Analysis and Retrieval system states that the Registration Statement was declared effective under the Securities Act on December 8, 2011. In addition, we have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued. To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) the DGCL, (iii) the Delaware LP Act, (iv) the Delaware LLC Act, (v) applicable laws of the United States of America and (vi) certain other specified laws of the United States of America to the extent referred to specifically herein. References herein to

Exhibit B-6

“applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 17 and 18 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.

Exhibit B-7

EXHIBIT C

FORM OF OPINION OF CANDICE L. CHEESEMAN

1. None of (a) the offering, issuance or sale of the Units by the Partnership, (b) the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities party hereto or thereto, (c) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements by the Partnership Entities or (d) the application of the proceeds from the sale of the Units by the Partnership as described under “Use of Proceeds” in the most recent Preliminary Prospectus violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to any of the SemGroup Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound.

2. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any SemGroup Entity is a party or to which any property of any SemGroup Entity is subject that are required to be described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus but are not so described as required by the Act.

I have participated in conferences with officers and other representatives of the SemGroup Entities, the independent registered public accounting firm for the Partnership, your counsel and your representatives at which the contents of the Registration Statement, the Preliminary Prospectus (which together with the information included on Schedule II of the Underwriting Agreement is referred to herein as the “Disclosure Package”) and the Prospectus and related matters were discussed and, although I have not independently verified and am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraph 2 above), on the basis of the foregoing (relying with respect to factual matters to the extent I deem appropriate upon statements by officers and other representatives of the SemGroup Entities), I confirm to you that no facts have come to my attention that have led me to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of 4:45 p.m on December 8, 2011 (which you have informed me is a time prior to the time of the first sale of the Units by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that I express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

Exhibit C-1

I express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of Oklahoma. References herein to “applicable laws” mean those laws, rules and regulations that, in my experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without my having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraph 1 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.

Andrews Kurth LLP and Baker Botts L.L.P. are each authorized to rely upon this opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof; provided that this opinion letter may be relied upon by the Underwriters and their counsel only in connection with the offering and no other use or distribution of this opinion letter may be made without my prior written consent.

Exhibit C-2

EXHIBIT D

FORM OF OPINION OF ARIZONA COUNSEL

1. The Application (Docket No. G-20471A-11-0393) was filed with the Arizona Corporation Commission (for purposes of this opinion, the “Commission”) on October 26, 2011 and its verification was filed with the Commission on October 27, 2011.

2. The Commission has not approved of the Transaction (as such term is defined in the Application, the “Transaction”) pursuant to A.A.C. R14-12-803 as of the date of this letter.

3. The Commission has not issued an order waiving compliance with the Arizona Administrative Code (“A.A.C.”) R14-2-801 et seq. (the “Affiliated Interest Rules”) pursuant to A.A.C. R14-2-806.A as of the date of this letter.

4. The Commission failed to approve, disapprove, or suspend for further consideration the Application within the thirty (30) day period stated in A.A.C. R14-2-806.C.

5. As a result of the failure of the Commission to approve, disapprove, or suspend for further consideration the Application within the thirty (30) day period stated in A.A.C. R14-2-806.C, the requirement that SemStream Arizona Propane, L.L.C., an Arizona limited liability company, comply with the Affiliated Interest Rules has been waived by operation of the provisions of A.A.C. R14-2-806.C.

6. Consummation of the Transaction does not require any additional consent, authorization, waiver, order, registration, filing or qualification from or with the Commission.

Exhibit D-1

EXHIBIT E

FORM OF OPINION OF OKLAHOMA COUNSEL

1. SemGroup is a corporation duly incorporated and validly existing under the Delaware General Corporation Law.

2. Each of SemCrude and SemGreen is a limited partnership duly formed and validly existing under the Delaware Revised Uniform Limited Partnership Act.

3. SemOperating is a limited liability company duly formed and validly existing under the Delaware Limited Liability Company Act.

4. Each of the Contribution Agreement and the Omnibus Agreement constitutes a valid and legally binding agreement of each of the SemGroup Entities party thereto, enforceable against each of such SemGroup Entities in accordance with its terms under the laws of the State of Oklahoma.

5. The Contribution Agreement is legally sufficient under the laws of the State of Oklahoma to transfer, convey or assign, directly or indirectly, (i) all of the equity interests of RRM Energy GP and SemCrude to the Partnership, and (ii) all of the liabilities included in the “SemCrude Assets and Liabilities” (as such term is used in the Contribution Agreement) to SemGreen (and correspondingly, to cause SemGreen to assume all of such liabilities), in each case as contemplated in the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and those set forth in the Pricing Disclosure Package and the Prospectus.

6. Each of the (i) Special Warranty Deeds from SemCrude, Rose Rock Holdings and SemGroup, respectively, as grantors, to SemGreen, as grantee; and (ii) Assignment and Assumption Agreement between SemCrude, Rose Rock Holdings and SemGroup, respectively, as assignors, and SemGreen, as assignee (for purposes of such opinion, the “Contribution Documents”) (including, without limitation, the form of the exhibits and schedules attached thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of Texas, to the extent such recordation is required to evidence transfer of record title to the real properties (including interests in real property) included in the SemCrude Assets and Liabilities, and, upon proper recordation of the Contribution Documents (or counterpart originals thereof) in the real property official records of the county clerk of each county in the State of Texas in which any of the properties transferred thereby is located, will constitute notice to all third parties under the recordation statutes of the State of Texas concerning record title to the properties transferred thereby.

7. The Partnership has all requisite limited partnership power and authority necessary to enter into and perform its obligations under the Partnership Credit Agreement.

8. The Partnership Credit Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership.

Exhibit E-1

EXHIBIT F

FORM OF OPINION OF DELAWARE COUNSEL

1. Each of the Organizational Agreements is a valid and legally binding agreement of the SemGroup Entities party thereto, enforceable against such SemGroup Entities in accordance with its terms, under applicable laws of the State of Delaware.

Exhibit F-1

EXHIBIT G

FORM OF OPINION OF CREDIT FACILITY COUNSEL

1. Each Financing Document (as defined in such opinion) constitutes a legal, valid and binding obligation of each Obligor (as defined in such opinion) party thereto, enforceable against it in accordance with its terms.

Exhibit G-1